                               September 30, 1997



Gila River Cellular General Partnership 13439 N. Broadway Extension, #100 Oklahoma City, Oklahoma 73114

RE:  License Agreement for Post Closing use of "U S WEST Cellular" Brand

Ladies and Gentlemen:

     In connection with Dobson Cellular of Arizona, Inc.'s ("Dobson") purchase of the partnership interests in the Gila River Cellular General Partnership ("Partnership") pursuant to a Purchase Agreement dated February 28, 1997 ("Agreement"), Dobson has requested that U S WEST New Vector Group, Inc. ("New Vector") allow Dobson to use the "AirTouch" brand name for 30 days after the closing. This letter agreement sets for the terms and conditions under which Dobson will be allowed to use the Brand.

1) New Vector grants to Dobson a non-transferable, royalty-free, non-exclusive, revocable personal License to use the "U S WEST Cellular" names and logos (the "Marks") in connection with Cellular services until November 1, 1997. Dobson is not granted a right to sublicense the Marks to any other party. Dobson shall cease all use of the Marks in any manner and shall destroy all materials containing the U S WEST Cellular brand on or before 12:01 a.m., November 1, 1997.

2) Dobson shall maintain a standard of quality for the services offered under the Marks commensurate with standards previously achieved and maintained by New Vector; and shall, at a minimum, provide such services in compliance with all laws and regulations. New Vector shall have the right, at all reasonable times, and the opportunity to observe the actual rendering of services under the Marks to determine that they are of proper quality. Further, upon request, Dobson agrees to provide New Vector with representative samples of advertising and other material being used by Dobson under the Marks. If at any time the services shall in the sole opinion of New Vector, fail to conform to the standard of quality set forth herein, New Vector may so notify Dobson in writing, at which time Dobson hall have ten (10) days to conform to New Vector's requested standards. If Dobson fails to conform to such standards within the thirty
     (30) day period, Dobson's rights to use the Marks shall immediately terminate.

3) Dobson acknowledges that U S WEST, Inc. is the owner of the Marks. Dobson shall not at any time do or suffer to be done any act or thing which will in any way impair the rights of U S WEST, Inc. in and to the Marks or the goodwill inherent in the Marks. It is understood that Dobson shall not acquire and shall not claim any title to the Marks adverse to U S WEST, Inc. by virtue of the license granted herein, or

U S WEST Cellular License Agreement
September 30, 1997
Page 2


     through Dobson's use of the Marks, it being expressly agreed that all use of the Marks by Dobson shall inure to the benefit of U S WEST, Inc. or its assignees. Dobson is estopped from challenging the validity of the Marks or from setting up any claim adverse to New Vector or U S WEST, Inc.

4) Dobson shall comply with the conditions set forth in the U S WEST Corporate Identity Guidelines, as may be amended from time to time, or as directed by New Vector, with respect to the style, color, appearance and manner of use of the Marks. Prior to producing, distributing or displaying any advertising or other material containing the Marks, Dobson shall obtain prior written approval from New Vector. Dobson is solely responsible for ensuring that any uses of the Marks in any advertising or promotional materials or otherwise is approved by New Vector. If New Vector shall be deemed to have approved such use if no objection is given within five (5) business days after written request by Dobson.

5) Any dispute between the parties arising from the conditions or obligations created by this letter agreement shall be resolved in accordance with
     Section 23 of the Purchase and Sale Agreement dated February 28, 1997 between Dobson and New Vector. In addition, any dispute arising from the terms and conditions of this letter will be governed in accordance with the laws of the State of Arizona.

                      REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

U S WEST Cellular License Agreement
September 30, 1997
Page 3


                                                   US WEST NEWVECTOR GROUP,
                                                   INC., a Colorado corporation

                                                   /s/ Timothy A. Samples
                                                   ----------------------------


     The undersigned ______________________, being the ________________________
of Gila River Cellular General Partnership, and being fully authorized to execute this letter agreement on behalf of Gila River Cellular General Partnership, and having reviewed the terms of this letter, hereby accept such terms in their entirety.

GILA RIVER CELLULAR GENERAL
PARTNERSHIP, by DOBSON CELLULAR OF
ARIZONA, INC., an Oklahoma corporation,
its Systems Manager


By: /s/ EVERETT DOBSON
   --------------------------------

Title:
      -----------------------------

                  PARTIAL ASSIGNMENT AND ASSUMPTION AGREEMENT

     THIS PARTIAL ASSIGNMENT AND ASSUMPTION AGREEMENT ("Agreement") is effective this 30th day of September, 1997 by and between U S WEST NewVector Group, Inc., a Colorado corporation ("NVG"), and Gila River Cellular General Partnership, and Arizona General Partnership ("Gila").

     WHEREAS, Gila will become the license holder of the license to provide cellular service for the area designated by the Federal Communications Commission as Arizona RSA #5 ("RSA") on the closing of that certain Purchase Agreement dated February 28, 1997 (the "Purchase Agreement"), as amended, whereby Dobson Cellular of Arizona, Inc., an Oklahoma corporation ("Dobson") has agreed to purchase the partnership interest in Gila;

     WHEREAS, NVG has entered into those certain Agent Agreements specifically listed on Exhibit "A" attached hereto ("Agent Agreements") whereby the agents under the Agent Agreements have agreed to sell and service cellular equipment in numerous markets served by NVG, including the RSA;

     WHEREAS, Dobson will take over the operation of Gila as Systems Manager in the RSA on September 30, 1997; and,

     WHEREAS, NVG and Gila desire to enter into this Agreement to set forth the terms and conditions on which NVG will partially assign, and Gila will partially assume the obligations under the Agent Agreements.

     NOW, THEREFORE, in consideration of the purchase and sale of the Assets (as that term is defined in the Purchase Agreement), and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1.   ASSIGNMENT AND ASSUMPTION OF OPERATING CONTRACTS.

NVG does hereby assign, transfer and convey to Gila that portion of its right, title and interest in and to the Agent Agreements solely to the extent the Agent Agreements apply to the RSA. NVG will retain all right, title and interest under the Agreements as they relate to all areas other than the RSA. Gila does hereby agree to be bound by and to assume and discharge in accordance with their terms all of the obligations and commitments of NVG arising with respect to period of time commencing after the date hereof under, with respect to and concerning the Agent Agreements solely to the extent the Agent Agreements apply to the RSA. Notwithstanding any other provision of this Agreement to the contrary, this Agreement shall not constitute an agreement to assign any of the Agent Agreements, or any benefit arising thereunder or resulting therefrom, if such an agreement to assign without a consent required or necessary for such assignment would constitute a breach thereof or in any way adversely affect the rights of NVG or Gila thereunder.

     THIS AGREEMENT may be executed in one or more counterparts, each of which shall be deemed an original, and when taken together shall be deemed one and the same instrument, even though no single counterpart has been executed by both of the parties.

     IN WITNESS WHEREOF, the parties hereto have executed this Partial Assignment and Assumption Agreement as of the date first written above, notwithstanding the actual date of signature.

                   REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

                                       U S WEST NEWVECTOR GROUP, INC.


                                       By: /s/ Timothy A. Samples
                                          ------------------------------------
                                          Timothy A. Samples, Vice President



                                       GILA RIVER CELLULAR GENERAL PARTNERSHIP
                                       by DOBSON CELLULAR OF ARIZONA, INC., a
                                       Systems Manager



                                       By: /s/ EVERETT DOBSON
                                          ------------------------------------
                                       Title:
                                             ---------------------------------

                                   EXHIBIT A

                                AGENT AGREEMENTS



1. Agent Agreement dated February 1, 1997 between U S WEST NewVector Group, Inc. and Big Sky Unlimited, Inc., d/b/a Radia Shad/RSFR

2. Agent Agreement dated February 1, 1997 between U S WEST NewVector Group, Inc. and Gila River Telecommunications, Incorporated, d/b/a Gila River Cellular

3. Agent Agreement dated April 1, 1996 between U S WEST NewVector Group, Inc. and Daniel Lee Saine d/b/a Payson Electronics/RSFR

4. Agent Agreement dated January 1, 1997 between U S WEST NewVector Group, Inc. and Ric-Sha, Inc. d/b/a Valley Cellular